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
        EXHIBIT 77(O) MORGAN STANLEY DEAN WITTER HAWAII MUNICIPAL TRUST 10f-3 transactions for the period April 1, 2000 - September 30, 2000


                                                                 TOTAL
                                                                 ISSUED/
                       DATE       PRICE   SHARES         % of    PRINCIPAL       PURCHASED
SECURITY               PURCHASED  SHARE   PURCHASED      Assets  AMOUNT          BY GROUP  BROKER(S)

University of Puerto Rico

                       08/11/00 $103.003  $350,000       4.73%  $200,000,000.00 0.18%      Paine Webber

f:\legal\ms_data\paraleg\10f-3\hawaii

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